As filed with the Securities and Exchange Commission on May 3, 2018

  Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3150143 (I.R.S. employer identification no.)

500 West Monroe Chicago, Illinois 60661

(Address of principal executive offices, including zip code)

ADTALEM GLOBAL EDUCATION INC. FOURTH AMENDED AND RESTATED INCENTIVE PLAN OF 2013

(Full title of the plan)

Patrick J. Unzicker

Senior Vice President, Chief Financial Officer and Treasurer Adtalem Global Education Inc.

500 West Monroe Chicago, Illinois 60661

(Name and address of agent for service)

(630) 515-7700

(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive, Suite 6600
Chicago, Illinois 60606
(312) 258-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

      CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Adtalem Global Education Inc. Common Stock, par value $0.01 per share	3,300,000 (1)	$47.84 (2)	$157,872,000.00	$19,655.06

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated on the basis of $47.84 per share, the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 26, 2018 (see Rules 457(c) and (h) of the Securities Act of 1933).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-193021), filed by the Registrant with the Securities and Exchange Commission on December 20, 2013, registering shares of its common stock, $0.01 par value per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than information set forth in the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-193021), as described above, and is incorporated herein by reference.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on the 8th day of November, 2017.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

By:	/s/ Lisa W. Wardell
Lisa W. Wardell
President and Chief Executive Officer

Each person whose signature appears below appoints each of Lisa W. Wardell and Patrick J. Unzicker as such person’s true and lawful attorney to execute in the name of each such person, and to file, any amendments to this Registration Statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Common Stock Purchase Rights attached thereto) that are subject to this Registration Statement, which amendments may make such changes in such Registration Statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lisa W. Wardell Lisa W. Wardell	President and Chief Executive Officer; Director (Principal Executive Officer)	May 3, 2018

/s/ Patrick J. Unzicker Patrick J. Unzicker	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 3, 2018

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/s/ William W. Burke William W. Burke	Director	May 3, 2018

/s/ Ann Weaver Hart Ann Weaver Hart	Director	May 3, 2018

/s/ Kathy Boden Holland Kathy Boden Holland	Director	May 3, 2018

/s/ Lyle Logan Lyle Logan	Director	May 3, 2018

/s/ Michael W. Malafronte Michael W. Malafronte	Director	May 3, 2018

/s/ Ronald L. Taylor Ronald L. Taylor	Director	May 3, 2018

/s/ James D. White James D. White	Director	May 3, 2018

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Adtalem Global Education Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K dated May 22, 2017).
4.2	Amendment to Restated Certificate of Incorporation of Adtalem Global Education Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, dated May 22, 2017).
4.3	Amended and Restated By-Laws of Adtalem Global Education Inc. (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K, dated May 22, 2017).
4.4	Adtalem Global Education Inc. Fourth Amended and Restated Incentive Plan of 2013 (incorporated by reference to Appendix A of the Supplement to Proxy Statement dated October 10, 2017).
5	Opinion of Schiff Hardin LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5).
24	Power of Attorney (contained on the signature pages hereto).

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